EXHIBIT 4.1


               FORM OF REDEEMABLE WARRANT TO PURCHASE COMMON STOCK



  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN
      SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE
        REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE
  COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER
           DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

No. W -                                                               WARRANTS
        -------------------


                        WARRANTS TO PURCHASE COMMON STOCK
                                       OF
                               VICOM INCORPORATED

                                            CUSIP        925808   11  5
                                                  ------------------------------
            Void after 3:00 p.m. Minneapolis Time on October 11, 2002


THIS IS TO CERTIFY THAT

("Holder"), is entitled to purchase, __________ shares of common stock ("Common Stock"), $.01 par value per share, of the Company, subject to the provisions of this Warrant, from Vicom, Incorporated, a Minnesota corporation ("Company"), at any time on or before 3:00 p.m. Minneapolis time, on October 11, 2002, upon compliance with and subject to the conditions set forth herein, at a purchase price per share of $ 2.25 (in cash or fair market value of property acceptable to the Company). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock", and the exercise price of a share of Common Stock, in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

(a) EXERCISE OF WARRANTS. Subject to the provisions of Section (j) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or before 3:00 p.m. Minneapolis time on October 11, 2002, or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of the its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price (in cash or equivalent value) for the number of shares specified in such form, together with all



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     federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

(b) RESERVATION OF SHARES. The Company hereby agrees that at all times subsequent hereto there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant ("Warrant Stock").

(c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

     (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day the average closing bid and asked prices for such day on such exchange; or

     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the NASDAQ Stock Market or, if not quoted, by the National Quotation Bureau, Inc. on the last business day prior to the day of the exercise of this Warrant; or

     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less that book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(d) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (j) hereof, assignment of this Warrant shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Subject to Section (j) hereof, Warrant may be divided upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The terms "Warrant" and "Warrants" as used herein include any Warrants issued in substitution of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company whether or not this Warrant is so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(e) Rights of the Holder. THE HOLDER SHALL NOT, BY VIRTUE HEREOF, BE ENTITLED TO ANY RIGHTS OF A SHAREHOLDER IN THE COMPANY, EITHER AT LAW OR EQUITY, AND THE RIGHTS OF THE HOLDER ARE LIMITED TO THOSE EXPRESSED IN THE WARRANT AND ARE NOT ENFORCEABLE AGAINST THE COMPANY EXCEPT TO THE EXTENT SET FORTH HEREIN.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF WHICH SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

     DATED: APRIL 11, 2000                          VICOM, INCORPORATED


                                            BY: JAMES L. MANDEL, CHIEF EXECUTIVE
                                            OFFICER



                                            PIERCE MCNALLY, SECRETARY



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                              ADDITIONAL PROVISIONS


(f) ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. Anything in this Section (f) to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivide or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Company shall equitably adjust the terms of this Warrant.

(g) OFFICER'S CERTIFICATES. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the fact requiring such adjustment. Each such officer's certificates shall be available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

(h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the Holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as date on which (x) a record is to be taken for the pursue of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed as of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the company (other than a change in par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision of combination) or in case of any consolidation of merger or the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include a provision for adjustments which shall be nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganization and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. If in any such capital reorganization or reclassification, consolidation or merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as issue of Common Stock covered by the provisions of subsection (f) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.



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(j)  TRANSFER AND EXERCISE TO COMPLY WITH SECURITIES ACT OF 1933

     (1) This Warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (j) with respect to any resale or other disposition of such securities.

     (2) This Warrant may be exercised only if a registration statement covering the Warrant Stock has been declared effective by the U.S. Securities and Exchange Commission or an exemption from registration has been established to the satisfaction of legal counsel of the Company.

     (3) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is in the opinion as to any such certificate that such legend is unnecessary: "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established, upon compliance with and subject to the conditions set forth herein, to the satisfaction of the Company."

     (4) The Warrants may be redeemed by the Company, in whole or in part, at a redemption price of $.01 (one cent) per Warrant, at the option of the Company, at any time following a period of ten consecutive trading days during which the closing price of the Common Stock has equaled or exceeded $ 2.83 per share (subject to adjustment as set forth in Section (f) of this Warrant) and if a registration statement covering the resale of the Warrant Stock then is effective under the Securities Act of 1933, as amended, upon notice of such redemption given by the Company to the Holder not less than thirty (30) days prior to the date fixed for redemption mailed to the Holder of Warrants at their last registered address. If notice of such redemption shall have been given to the Holder, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption.

(k) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with the laws of the State of Minnesota.

(l) PRIOR WARRANT NULL AND VOID. This Warrant replaces and supersedes Holder's prior Warrant exercisable at $8.75 per share.



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                                  PURCHASE FORM

     WARRANT APRIL 11, 2000 THROUGH OCTOBER 11, 2002 _________@ $2.25/SHARE

The undersigned hereby irrevocably elects to exercise this Warrant to the extent of purchasing _______ shares of Vicom, Incorporated Common Stock and hereby makes payments of $______________ in payment of actual exercise price thereof.

Name
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                  (Please type or print name in block letters)

Address
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Signature
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Dated:                              Signature(s):
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                                    Signature(s):
                                                    ----------------------------
Guaranteed

         NOTICE: The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name as within upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever. Signature(s) should be guaranteed by a commercial bank or trust company, or by a member firm of any national securities exchange whose signature is known to the Warrant Agent.



                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name
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                  (Please type of print name in block letters)

Address
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the right to purchase Common Stock represented by this Warrant to the extent of
__________ shares as to which such right is exercisable and hereby does irrevocably constitute and appoint, ____________________ attorney, to transfer the same on the books of the Company with full power of substitution.

Dated:                                Signature(s):
       -----------                                  ----------------------------
                                      Signature(s):
                                                    ----------------------------
                                      Guaranteed